Exhibit 3.267

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NEWS PA HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF DECEMBER, A.D. 1995, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BIOSAFE NANTUCKET, INC.” TO “BIOSAFE NEW YORK, INC.”, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1996, AT 4 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BIOSAFE NEW YORK, INC.” TO “WSI OF PENNSYLVANIA, INC.”, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1997, AT 11:30 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE NINTH DAY OF FEBRUARY, A.D. 1999, AT 1:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WSI OF PENNSYLVANIA, INC.” TO “WSI ALTOONA HAULING, INC.”, FILED THE FOURTEENTH DAY OF APRIL, A.D. 1999, AT 11 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WSI ALTOONA HAULING, INC.” TO “NEWS PA HOLDINGS, INC.”, FILED THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2003, AT 2:13 O’CLOCK P.M. RESTATED CERTIFICATE, FILED THE SECOND DAY OF MARCH, A.D. 2005, AT 3:23 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 2010, AT 3:26 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 6:07 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “NEWS PA HOLDINGS, INC.”.

CERTIFICATE OF INCORPORATION

OF

BIOSAFE NANTUCKET, INC.

1. The name of the Corporation is BioSafe Nantucket, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock. The par value of each of such shares is $.01.

5. The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Robert G. Schwartz, Jr.	53 State Street Boston, MA 02109-2881

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

6. The name and mailing address of each person who is to serve as a director until the first annual meeting Name the stockholders or until a successor is elected and qualified, is as follows:

Name	Mailing Address

Richard A. Rosen	BioSafe International, Inc. 10 Fawcett Street Cambridge, MA 02138

Philip Strauss	BioSafe International, Inc. 10 Fawcett Street Cambridge, MA 02138

Robert Rivkin	BioSafe International, Inc. 10 Fawcett Street Cambridge, MA 02138

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

8. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

9. To the extent permitted by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated in the by-laws of the Corporation or from time to time by its Board of Directors.

10. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of the, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

11. A. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, or officer, employee or agents of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article ELEVENTH shall be a contract right and shall include the right to be paid by the Corporation and the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article ELEVENTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B. If a claim under Paragraph A of this Article ELEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required under taking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article ELEVENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

12. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Section shall adversely affect the rights and protections afforded to a director of the Corporation under this Section for acts or omissions occurring prior to such amendment or repeal.

13. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate, hereby declaring and certifying that this is his free act and deed and the facts herein stated are true, and accordingly he has hereunto set his hand this 7th day of December, 1995.

Robert G. Schwartz, Jr. Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BIOSAFE NANTUCKET, INC.,

BioSafe Nantucket, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of BioSafe Nantucket, Inc., by Written Consent in Lieu of Meeting of Board of Directors dated September 20, 1996, in accordance with the provisions of Section 242 of the DGCL, duly and unanimously adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring such amendment to be advisable and directing that such amendment be submitted to and be considered by the sole stockholder of the Company for approval. Such resolution proposed to amend the Certificate of Incorporation of the Corporation as follows:

Article FIRST of the Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

“The name of the Corporation is BioSafe New York, Inc.”

SECOND: That thereafter, the sole stockholder of the Company duly approved said proposed amendment by written consent dated September 20, 1996 in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Philip Strauss, its President and Chief Executive Officer, this 23 day of September, 1996, which signature constitutes the affirmation or acknowledgment of such officer, under penalties of perjury, that this instrument is the act and deed of the Corporation, and that the facts stated therein are true.

BioSafe Nantucket, Inc.

By:
Philip Strauss President and Chief Executive Officer

ATTEST:

Robert Rivkin Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BIOSAFE NEW YORK, INC.

BioSafe New York, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of BioSafe New York, Inc., by Written Consent in Lieu of Meeting of Board of Directors dated December 24, 1997, in accordance with the provisions of Section 242 of the DGCL, duly and unanimously adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be submitted to and be considered by the sole stockholder of the Corporation for approval. Such resolution proposed to amend the Certificate of Incorporation of the Corporation as follows:

Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The name of the Corporation is WSI of Pennsylvania, Inc.”

SECOND: That thereafter, the sole stockholder of the Corporation duly approved said proposed amendment by written consent dated December 24, 1997 in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Philip Strauss, its President, this 24th day of December 1997, which signature constitutes the affirmation or acknowledgment of such officer, under penalties of perjury, that this instrument is the act and deed of the Corporation, and that the facts stated therein are true.

BIOSAFE NEW YORK, INC.

By:
Philip Straus President

ATTEST:

Robert Rivkin Secretary

CERTIFICATE OF MERGER

of

EAGLE RECYCLING, INC.

with and into

WSI OF PENNSYLVANIA, INC.

UNDER §252 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

WSI of Pennsylvania, Inc., a Delaware corporation (the “Surviving Corporation”), does hereby certify that the Agreement and Plan of Merger (the “Merger Agreement”) between the Surviving Corporation and Eagle Recycling, Inc., a Pennsylvania corporation (the “Merging Corporation”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with §252 of the General Corporation Law of the State of Delaware, and the surviving corporation shall be WSI of Pennsylvania, Inc.

FIRST: WSI of Pennsylvania, Inc., (the “Surviving Corporation”) is a Delaware corporation organized on December 12, 1995.

SECOND: Eagle Recycling, Inc. (the “Merging Corporation”) is a Pennsylvania corporation organized on March 25, 1991 with 1,000 authorized shares of common stock with no par value per share, and WSI Pennsylvania Holdings. Inc., a Delaware corporation, owns all of the issued and outstanding capital stock of the Merging Corporation.

THIRD: The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation.

FOURTH: The executed Merger Agreement is on file at the principal office of the Surviving Corporation, c/o Waste Systems International, Inc., Lexington Office Park, 420 Bedford Street, Lexington, Massachusetts 02173, and a copy of said Agreement is available upon request without cost to any stockholder of the Merging Corporation or the Surviving Corporation.

IN WITNESS WHEREOF, the undersigned President of WSI OF PENNSYLVANIA, INC., has executed this Certificate of Merger on behalf of the Surviving Corporation as of this 2nd day of February, 1999.

WSI OF PENNSYLVANIA, INC.,

By:
Philip W. Strauss, President

Attest:

By:
Robert Rivkin, Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

WSI OF PENNSYLVANIA, INC.

WSI of Pennsylvania, Inc., a corporation organised and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY;

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation, as amended to date, be further amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the Corporation is:

WSI ALTOONA HAULING, INC.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 24Z and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President duly authorized this 13th day of April, 1999.

WSI OF PENNSYLVANIA, INC.

By:
Phillip W. Strauss, President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

WSI ALTOONA HAULING, INC.

This Certificate of Amendment to the Certificate of Incorporation for WSI Altoona Hauling, Inc. (the “Company”), is being duly executed and filed by Arthur L. Streeter, as an authorized person under the General Corporation Law of the State of Delaware, who does hereby certify as follows:

1. Name: The name of the Company is WSI Altoona Hauling, Inc.

2. Date of Original Filing: The Certificate of Incorporation of the Company was filed on December 12, 1995 and was amended on September 23, 1996, December 30, 1997 and April 14, 1999.

3. Amendment 1: Article One of the Certificate of Incorporation is amended to read as follows:

The name of the corporation is NEWS PA Holdings, Inc.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Incorporation on this 31 day of December, 200[3].

By:
Name: Arthur L. Streeter Title: Secretary

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEWS PA HOLDINGS, INC.

(originally incorporated under BioSafe Nantucket, Inc.)

NEWS PA Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is NEWS PA Holdings, Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on December 12, 1995. The initial name of the Corporation was BioSafe Nantucket, Inc.

2. This First Amended and Restated Certificate of Incorporation (i) amends and restates the Certificate of Incorporation filed with the Delaware Secretary of State on December 12, 1995, (ii) was approved by written consent of the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware, (iii) was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware, and (iv) written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

3. The text of the Certificate of Incorporation as heretofore amended and restated is hereby further amended and restated in its entirety as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, I have executed this certificate this 28th day of February, 2005

Arthur L. Streeter Vice President and Secretary

EXHIBIT A

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEWS PA HOLDINGS, INC.

1. The name of the Corporation is NEWS PA Holdings, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock. The par value of each of such shares is $.01.

5. The name and mailing address of each person who is to serve as a director is as follows:

Name	Mailing Address

Arthur L. Streeter	NEWS PA Holdings, Inc. 4 Mount Royal Avenue, Suite 250 Marlborough, MA 01752

James L. Eliztak	NEWS PA Holdings, Inc. 4 Mount Royal Avenue, Suite 250 Marlborough, MA 01752

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

7. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

8. To the extent permitted by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated in the by-laws of the Corporation or from time to time by its Board of Directors.

9. A. Each person who was or is made a party or is threatened to be Mailing Address or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, or officer, employee or agents of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation and the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B. If a claim under Paragraph A of this Article NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required under raking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

10. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Section shall adversely affect the rights and protections afforded to a director of the Corporation under this Section for acts or omissions occurring prior to such amendment or repeal.

11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT

OF

NEWS PA HOLDINGS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

NEWS PA HOLDINGS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 4, 2010.

Name: Scott E. Friedlander Title: Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is NEWS PA HOLDINGS, INC.

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:
Authorized Officer

Name:
Print or Type